VIRBAC CORPORATION                                                       PAGE 16

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT


                               THIRD AMENDMENT TO
                                CREDIT AGREEMENT


         THIS THIRD AMENDMENT TO CREDIT AGREEMENT, made and entered into as of the 4th day of April, 2001, by and between VIRBAC CORPORATION, a Delaware corporation ("Virbac"), PM RESOURCES, INC., a Missouri corporation ("PM Resources"), ST. JON LABORATORIES, INC., a California corporation ("St. JON"), FRANCODEX LABORATORIES, INC., a Kansas corporation ("Francodex"), and VIRBAC AH, INC., a Delaware corporation ("Virbac AH," and collectively with Virbac, PM Resources, St. JON and Francodex referred to herein as the "Borrowers"), and FIRST BANK, a Missouri state banking corporation ("Bank").

                                   WITNESSETH:

         WHEREAS, Borrowers heretofore jointly and severally executed and delivered to Bank a Revolving Credit Note dated September 7, 1999, in the principal amount of up to Ten Million Dollars ($10,000,000.00), payable to the order of Bank as therein set forth, which Revolving Credit Note has been most recently amended and restated by that certain Revolving Credit Note dated December 30, 1999 in the principal amount of up to Twelve Million Three Hundred Fifty Thousand Dollars ($12,350,000.00) (as amended and restated, the "Note"); and

         WHEREAS, the Note is described in a certain Credit Agreement dated as of September 7, 1999 made by and among Borrowers and Bank, as previously amended by an Amendment to Credit Agreement dated as of December 30, 1999 made by and among Borrowers and Bank and by a Second Amendment to Credit Agreement dated as of May 1, 2000 made by and among Borrowers and Bank (as amended, the "Loan Agreement," all capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement); and

         WHEREAS, Borrowers and Bank desire to increase the amount of the loans, to extend the maturity of the facility to July 31, 2003 and to make certain other amendments thereto on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual provisions and agreements hereinafter set forth, the parties hereto do hereby mutually promise and agree as follows:

         1. The Note shall be amended and restated in the form of that certain Revolving Credit Note attached hereto as Exhibit C, to amend the maximum principal amount thereof to Twelve Million One Hundred Thousand Dollars ($12,100,000.00) for the period of time up to and including August 30, 2001, reducing automatically on August 31, 2001 to the new maximum amount of Eleven Million Eight Hundred Fifty Thousand Dollars ($11,850,000.00) for the period up to and including

VIRBAC CORPORATION                                                       PAGE 17

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT

September 29, 2001, reducing automatically on September 30, 2001 to the new maximum amount of Eleven Million Six Hundred Thousand Dollars ($11,600,000.00) for the period up to and including October 30, 2001, reducing automatically on October 31, 2001 to the new maximum amount of Eleven Million Three Hundred Fifty Thousand Dollars ($11,350,000.00) for the period up to and including November 29, 2001, reducing automatically on November 30, 2001 to the new maximum amount of Eleven Million One Hundred Thousand Dollars ($11,100,000.00) for the period up to and including February 27, 2002, reducing automatically on February 28, 2002 to the new maximum amount of Ten Million Nine Hundred Fifty Thousand Dollars ($10,950,000.00) for the period up to and including May 30, 2002, reducing automatically on May 31, 2002 to the new maximum amount of Ten Million Eight Hundred Thousand Dollars ($10,800,000.00) and thereafter reducing as set forth in Section 3.1(b) of the Loan Agreement, and to make certain amendments as set forth therein. All references in the Loan Agreement and the other Transaction Documents to the "Note," the "Revolving Credit Note" and other references of similar import shall hereafter be amended and deemed to refer to the Note in the form of the Revolving Credit Note, as amended and restated in the form attached hereto as Exhibit C. Borrowers hereby agree that on or before 5:00 p.m. (St. Louis time) on the last day of each month from August 31, 2001 up to and including July 31, 2003, Borrowers shall jointly and severally repay to Bank, without any requirement of demand or notice from Bank, an amount equal to the amount by which the outstanding principal balance of the Note exceeds the maximum principal amounts set forth above as of such month-end dates, together with all other amounts then due under the terms of the Loan Agreement and the Note.

         2. The third paragraph beginning with the word "WHEREAS" on the first page of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  WHEREAS, Borrowers, including Virbac AH and Francodex which have been added as parties to the credit facilities, have requested that the aggregate amount thereof be increased to an aggregate principal amount of up to Twelve Million One Hundred Thousand Dollars ($12,100,000.00) and otherwise amended on the terms and conditions set forth herein, of which joint and several loan facility from Bank Eight Million Dollars ($8,000,000.00) shall be subject to a Borrowing Base (as set forth herein) ("Facility A"), Three Million One Hundred Thousand Dollars ($3,100,000.00) shall be a reducing revolving credit line from Bank ("Facility B") that, on February 28, 2002 the maximum principal amount of such loan facility and Facility B shall reduce automatically as set forth in Section 3.1(b) herein, and the remaining One Million Dollars ($1,000,000.00) shall be a reducing revolving credit line from Bank ("Facility C"), that on August 31, 2001 the maximum principal amount of such loan facility and Facility C shall reduce automatically as set forth in Section 3.1(g) herein, with such loans to mature on July 31, 2003; and

         3. Section 1 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  The "Term" of this Agreement shall commence on the date hereof and shall end on July 31, 2003, unless earlier terminated upon the occurrence of an Event of

VIRBAC CORPORATION                                                       PAGE 18

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT

         Default under this Agreement, or unless subsequently extended by Bank, in its sole discretion and without obligation to do so, pursuant to the terms of Section 3.16 herein.

         4. The definition of "Bank's Commitment" in Section 2 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  Bank's Commitment shall mean the sum of Bank's Facility A Commitment plus Bank's Facility B Commitment plus Bank's Facility C Commitment.

         5. The definition of "Floating Rate Margin" in Section 2 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  Floating Rate Margin shall mean Negative Three-Fourths of One Percent (-0.75%) up to and including April 30, 2001, and thereafter, commencing on the first day of the second month following each fiscal quarter-end or fiscal year-end, the "Floating Rate Margin" shall (based upon Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service as of the end of the immediately preceding quarter (or fiscal year) determined by reference to Virbac's quarter-end (or fiscal year-end) financial statements for such preceding fiscal quarter-end (or fiscal year-end)), (i.e., for the period beginning May 1, 2001 by referencing Virbac's March 31, 2001 fiscal quarter-end financial statements), mean the following:

                  (i) Negative One-Fourth of One Percent (-0.25%), if Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be less than 2.5 to 1.0 as determined pursuant to Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements,

                  (ii) Negative One-Half of One Percent (-0.50%), if Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be greater than or equal to 2.5 to 1.0 but less than 3.0 to 1.0 as determined pursuant to Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements, or

                  (iii) Negative Three-Fourths of One Percent (-0.75%), if Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be greater than or equal to 3.0 to 1.0 as determined pursuant to
         Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements,

         The interest rate on any Prime Loan shall be adjusted automatically on and as of the effective date of any change in the Floating Rate Margin pursuant to this definition.

VIRBAC CORPORATION                                                       PAGE 19

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT

         6.       The definition of "Letter of Credit Commitment Fee Rate" in
Section 2 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  Letter of Credit Commitment Fee Rate shall mean One Percent (1.00%) per annum for all Letters of Credit issued up to and including April 30, 2001, and thereafter, commencing on the first day of the second month following each fiscal quarter-end or fiscal year-end, the "Letter of Credit Commitment Fee Rate" shall (based upon Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service as of the end of the immediately preceding quarter (or fiscal year) determined by reference to Virbac's quarter-end (or fiscal year-end) financial statements for such preceding fiscal quarter-end (or fiscal year-end)), (i.e., for each Letter of Credit issued after the period beginning May 1, 2001 by referencing Virbac's March 31, 2001 fiscal quarter-end financial statements), mean the following:

                  (i) One and One-Fourth of One Percent (1.25%), if Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be less than 2.50 to 1.0 as determined pursuant to Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements, and

                  (iii) One Percent (1.00%), if Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be greater than or equal to 2.50 to 1.0 as determined pursuant to Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements.

         The Letter of Credit Commitment Fee Rate shall be fixed for each Letter of Credit issued by Bank hereunder in accordance with the foregoing on the date of issuance of each such Letter of Credit.

         7. The definition of "LIBOR Loan" in Section 2 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  LIBOR Loan shall mean a portion of a Facility B Loan or a portion of a Facility C Loan in an original principal amount of not less than $500,000.00 which bears interest at the applicable LIBOR Rate for an Interest Period applicable to such Facility B Loan or Facility C Loan as selected by Borrowers in a Borrowing Notice.

         8. The definition of "LIBOR Margin" in Section 2 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  LIBOR Margin shall mean Two Percent (2.00%) up to and including April

VIRBAC CORPORATION                                                       PAGE 20

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT

         30, 2001, and thereafter, commencing on the first day of the second month following each fiscal quarter-end or fiscal year-end, the "LIBOR Margin" shall, based upon Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service as of the end of the immediately preceding quarter (or fiscal year) determined by reference to Virbac's quarter-end (or fiscal year-end) financial statements for such preceding fiscal quarter-end or fiscal year-end, (i.e., for the period beginning May 1, 2001 by referencing Virbac's March 31, 2001 fiscal quarter-end financial statements), mean the following:

                  (i) Two and One-Half Percent (2.50%), if Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be less than
         2.5 to 1.0 as determined pursuant to Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements,

                  (ii) Two and One-Fourth Percent (2.25%), if Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be greater than or equal to 2.5 to 1.0 but less than 3.0 to 1.0 as determined pursuant to Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements, or

                  (iii) Two Percent (2.00%), if Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be greater than or equal to 3.0 to 1.0 as determined pursuant to Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements,

         The LIBOR Margin shall be determined for each LIBOR Loan for its Interest Period as of the date two (2) Eurodollar Business Days prior to the beginning of such Interest Period after the receipt by Bank of the Borrowing Notice required by Section 3.2. All changes in the LIBOR Margin shall be effective from the date of determination pursuant to this definition for any new LIBOR Loan or new Interest Period commencing on or after such date and shall not be retroactively applied.

         9. The definition of "Loan" in Section 2 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  Loan shall mean each Facility A Loan, Facility B Loan and Facility C Loan, and Loans shall mean any or all of the foregoing, whether made as a Prime Loan or a LIBOR Loan.

         10. New definitions of "Bank's Facility C Commitment," "Facility C," and "Facility C Loan" shall be added to Section 2 of the Loan Agreement in appropriate alphabetical order as follows:

VIRBAC CORPORATION                                                       PAGE 21

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT

                  Bank's Facility C Commitment shall have the meaning ascribed hereto in Section 3.1(g).

                  Facility C shall have the meaning ascribed thereto in the recitals to this Agreement.

                  Facility C Loan shall have the meaning ascribed thereto in
         Section 3.1(g).

         11. Section 3.1(a) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  (a) Facility A. Subject to the terms and conditions hereof, during the Term of this Agreement, Bank hereby agrees to make such loans (individually, a "Facility A Loan" and collectively, the "Facility A Loans") to Borrowers, jointly and severally, as any of the Borrowers may from time to time request pursuant to Section 3.2 and in Bank's discretion, to issue Letters of Credit for the account of the Borrowers, or any of them, upon any Borrower's execution of a Letter of Credit Application therefor pursuant to Section 3.3 (subject to Bank's approval of the form of the Letters of Credit requested to be issued). The maximum aggregate principal amount of Loans plus the face amount of issued and outstanding Letters of Credit which Bank, cumulatively, may be required to have outstanding under this Facility A at any one time shall not exceed the lesser of Eight Million Dollars ($8,000,000.00), or (ii) the Borrowing Base (as hereinafter defined). This commitment of Bank is herein sometimes referred to as the "Bank's Facility A Commitment." Subject to the terms and conditions hereof, Borrowers may jointly and severally borrow, repay and reborrow such sums from Bank, provided, however, that the aggregate principal amount of all Facility A Loans outstanding hereunder plus the face amount of Letters of Credit issued and outstanding hereunder at any one time shall not exceed Bank's Facility A Commitment.

         12. Section 3.1(b) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  (b) Facility B. Subject to the terms and conditions hereof, during the Term of this Agreement, Bank hereby agrees to make such loans (individually, a "Facility B Loan" and collectively, the "Facility B Loans") to Borrowers, jointly and severally, as any of the Borrowers may from time to time request pursuant to Section 3.2. The aggregate principal amount of Facility B Loans which Bank, cumulatively, shall be required to have outstanding hereunder at any one time shall not exceed Three Million One Hundred Thousand Dollars ($3,100,000.00) from April 4, 2001 until February 27, 2002 which amount shall be reduced on February 28, 2002 to the

VIRBAC CORPORATION                                                       PAGE 22

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT

         new maximum Facility B amount of Two Million Nine Hundred Fifty Thousand Dollars ($2,950,000.00) for the period up to and including May 30, 2002, further reducing on May 31, 2002 to the new maximum Facility B amount of Two Million Eight Hundred Thousand Dollars ($2,800,000.00) for the period up to and including August 30, 2002, further reducing on August 31, 2002 to the new maximum Facility B amount of Two Million Six Hundred Fifty Thousand Dollars ($2,650,000.00) for the period up to and including November 29, 2002, further reducing on November 30, 2002 to the new maximum Facility B amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) for the period up to and including February 27, 2003, further reducing on February 28, 2003 to the new maximum Facility B amount of Two Million Three Hundred Fifty Thousand Dollars ($2,350,000.00) for the period up to and including May 30, 2003, further reducing on May 31, 2003 to the new maximum Facility B amount of Two Million Two Hundred Thousand Dollars ($2,200,000.00), with the balance of such Facility B Loans due and payable in full on July 31, 2003. This commitment of Bank as so reduced from time to time is herein sometimes referred to as the "Bank's Facility B Commitment." Subject to the terms and conditions hereof, Borrowers may jointly and severally borrow, repay and reborrow such sums from Bank, provided, however, that the aggregate principal amount of all Facility B Loans outstanding under Bank's Facility B Commitment at any one time shall not exceed Bank's Facility B Commitment then available hereunder. Bank and Borrowers agree that all Loans (but not including Letters of Credit which in all cases shall be issued under Facility A) outstanding under this Agreement shall first be made under Facility C up to the Bank's Facility C Commitment, and then shall be made under Facility B up to the Bank's Facility B Commitment, and lastly shall be made under Facility A, and all principal payments shall be applied, first to the outstanding principal under Facility A until paid in full, then to the outstanding principal under Facility B, and then to the outstanding principal under Facility C. The Facility B Loans may be either (a) a Prime Loan, (b) a LIBOR Loan or (c) any combination thereof, as determined by the Borrowers and notified to the Bank in accordance with
         Section 3.2 herein, provided, however, that the amount of any Loan under this Section 3.1(b) which is a LIBOR Loan shall be for an aggregate principal amount of at least $500,000.00 or any larger multiple of $100,000.00.

         13. Section 3.1(c) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  (c) Borrowing Base. For purposes of computing the amount of the Bank's Facility A Commitment, the "Borrowing Base" shall mean the sum of:

                           (i) Seventy-Five Percent (75%) of the face amount of Eligible Accounts of each of the Borrowers, plus

                           (ii) the lesser of (A) Fifty Percent (50%) of the Eligible Inventory

VIRBAC CORPORATION                                                       PAGE 23

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT

         of each of the Borrowers, or (B) $4,000,000.00.

         14. Section 3.1(d) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  (d) Borrowing Base Certificate. Borrowers shall deliver to Bank on the twenty-eighth (28th) day of each month, commencing in the month of April, 2001, a borrowing base certificate in the form of Exhibit A attached to the Third Amendment to Credit Agreement dated as of April 4, 2001 made by and among Borrowers and Banks (the "Third Amendment") and incorporated herein by reference (a "Borrowing Base Certificate") setting forth:

                           (i) the Borrowing Base and its components as of the end of the immediately preceding month;

                           (ii) the aggregate principal amount of all outstanding Facility A Loans and the aggregate face amount of all issued and outstanding Letters of Credit;

                           (iii)    the difference, if any, between the
         Borrowing Base and the aggregate principal amount of all outstanding Facility A Loans plus the aggregate face amount of all issued and outstanding Letters of Credit;

                           (iv) the maximum available principal amount and the aggregate principal amount of all outstanding Facility B Loans; and

                           (v) the maximum available principal amount and the aggregate principal amount of all outstanding Facility C Loans.

         The Borrowing Base shown in such Borrowing Base Certificate shall be and remain the Borrowing Base hereunder until the next Borrowing Base Certificate is delivered to Bank, at which time the Borrowing Base shall be the amount shown in such subsequent Borrowing Base Certificate. Each Borrowing Base Certificate shall be certified (subject to normal year-end adjustments) as to truth and accuracy by the President, principal financial officer or controller of each of the Borrowers.

All references in the Loan Agreement and the other Transaction Documents to the "Borrowing Base Certificate" and other references of similar import shall hereafter be amended and deemed to refer to a Borrowing Base Certificate in the form of the Borrowing Base Certificate, as amended and restated in the form attached hereto as Exhibit A.

VIRBAC CORPORATION                                                       PAGE 24

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT

         15. Section 3.1(f) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  (f) Mandatory Repayments - Facility B. Commencing with the next such principal reduction on February 28, 2002, and on each May 31, August 31, November 30 and February 28 thereafter during the Term of this Agreement, Borrowers shall jointly and severally pay to Bank in immediately available funds an amount equal to the difference between Bank's Facility B Commitment (as reduced on such date pursuant to the terms of Section 3.1(b) above) and the aggregate principal amount of all Facility B Loans then outstanding. In the event any such mandatory repayment shall be due on a day which is not a Business Day, then such payment shall be due on the immediately preceding Business Day. Such mandatory payments shall be applied first to the outstanding Facility B Loans which are Prime Loans, and second to Facility B Loans which are LIBOR Loans, provided, however, that any such repayment of LIBOR Loans made on any date other than the last day of the applicable Interest Period for such LIBOR Loan shall be subject to payment jointly and severally by Borrowers of the amounts due under Section 3.8 below.

         16. New Sections 3.1(g) and 3.1(h) shall be added to the Loan Agreement immediately following Section 3.1(f) therein as follows:

                  (g) Facility C. Subject to the terms and conditions hereof, up to and including November 30, 2001, Bank hereby agrees to make such loans (individually, a "Facility C Loan" and collectively, the "Facility C Loans") to Borrowers, jointly and severally, as any of the Borrowers may from time to time request pursuant to Section 3.2. The aggregate principal amount of Facility C Loans which Bank, cumulatively, shall be required to have outstanding hereunder at any one time shall not exceed One Million Dollars ($1,000,000.00) from April 4, 2001 until August 30, 2001 which amount shall be reduced on August 31, 2001 to the new maximum Facility C amount of Seven Hundred Fifty Thousand Dollars ($750,000.00) for the period up to and including September 29, 2001, further reducing on September 30, 2001 to the new maximum Facility C amount of Five Hundred Thousand Dollars ($500,000.00) for the period up to and including October 30, 2001, further reducing on October 31, 2001 to the new maximum Facility C amount of Two Hundred Fifty Thousand Dollars ($250,000.00) for the period up to and including November 29, 2001, with all Facility C Loans to be repaid in full and the Bank's Facility C Commitment to terminate on November 30, 2001. This commitment of Bank as so reduced from time to time is herein sometimes referred to as the "Bank's Facility C Commitment." Subject to the terms and conditions hereof, Borrowers may jointly and severally borrow, repay and reborrow such sums from Bank, provided, however, that the aggregate principal amount of all Facility C Loans outstanding under Bank's Facility C Commitment at any one time shall not exceed Bank's Facility C Commitment then available hereunder. Bank and Borrowers agree that all Loans (but not including Letters of Credit which in all cases shall be issued under Facility A) outstanding under this Agreement shall first be

VIRBAC CORPORATION                                                       PAGE 25

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT

         made under Facility C up to the Bank's Facility C Commitment, and then shall be made under Facility B up to the Bank's Facility B Commitment, and lastly shall be made under Facility A, and all principal payments shall be applied, first to the outstanding principal under Facility A until paid in full, then to the outstanding principal under Facility B, and then to the outstanding principal under Facility C. The Facility C Loans may be either (a) a Prime Loan, (b) a LIBOR Loan or (c) any combination thereof, as determined by the Borrowers and notified to the Bank in accordance with Section 3.2 herein, provided, however, that the amount of any Loan under this Section 3.1(g) which is a LIBOR Loan shall be for an aggregate principal amount of at least $500,000.00 or any larger multiple of $100,000.00.

                  (h) Mandatory Repayments - Facility C. Commencing with the first such principal reduction on August 31, 2001, and on September 30, 2001, October 31, 2001 and November 30, 2001 thereafter, Borrowers shall jointly and severally pay to Bank in immediately available funds an amount equal to the difference between Bank's Facility C Commitment (as reduced on such date pursuant to the terms of Section 3.1(g) above) and the aggregate principal amount of all Facility C Loans then outstanding. In the event any such mandatory repayment shall be due on a day which is not a Business Day, then such payment shall be due on the immediately preceding Business Day. Such mandatory payments shall be applied first to the outstanding Facility C Loans which are Prime Loans, and second to Facility C Loans which are LIBOR Loans, provided, however, that any such repayment of LIBOR Loans made on any date other than the last day of the applicable Interest Period for such LIBOR Loan shall be subject to payment jointly and severally by Borrowers of the amounts due under Section 3.8 below.

         17. Section 3.2 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  3.2 Procedure for Borrowing. Subject to the terms and conditions hereof, Bank shall cause the Loans to be made to Borrowers, and shall convert outstanding Prime Loans under Facility B and Facility C to LIBOR Loans or vice versa or shall continue any outstanding LIBOR Loan as a LIBOR Loan for a new Interest Period, at any time and from time to time during the Term of this Agreement upon timely prior oral or written notice ("Borrowing Notice") from any of the Borrowers to Bank specifying:

                           (i) the desired amount of the Facility A Loan, Facility B Loan or Facility C Loan requested which in the case of a LIBOR Loan under Facility B or Facility C shall be in a principal amount of at least Five Hundred Thousand Dollars ($500,000.00);

                           (ii) whether such Loan shall be a new Loan under Facility A, Facility B or Facility C, or a conversion of all or a portion of any presently

VIRBAC CORPORATION                                                       PAGE 26

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT

         outstanding Facility B Loan or Facility C Loan from the Prime Rate to the LIBOR Rate, or vice versa, or a continuation of an expiring LIBOR Loan for a new Interest Period;

                           (iii) if a new Loan under Facility B or Facility C, whether such Loan is to be a Prime Loan or a LIBOR Loan;

                           (iv) in the case of a LIBOR Loan, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period;

                           (v) the date on which the proceeds of any new Loan are to be made available to any of the Borrowers or the date on which the new interest rate is to take effect for any outstanding Facility B Loan or Facility C Loan being converted or continued by Borrowers, which shall be a Business Day;

                           (vi) that on the date of, and after giving effect to, such Loan, no Default or Event of Default under this Agreement has occurred and is continuing; and

                           (vii) that on the date of, and after giving effect to, such Loan, all of the representations and warranties of Borrowers contained in this Agreement are true and correct in all material respects as if made on the date of such Loan.

         A Borrowing Notice shall not be required in connection with a Prime Loan made to cover any overdraft in Virbac's operating account on a day-to-day basis as set forth herein. A Borrowing Notice, if in writing, shall be in the form of the notice attached as Exhibit B to the Third Amendment. Each Borrowing Notice must be received by Bank not later than 10:00 a.m. (St. Louis time) on the Business Day on which a Prime Loan is to be established, and not later than 10:00 a.m. (St. Louis time) on the second Eurodollar Business Day prior to the date on which a LIBOR Loan is to be established or continued, as the case may be; provided, however, that notwithstanding the foregoing, in addition to and without limiting the rights and remedies of the Bank under
         Section 8 hereof, so long as any Default or Event of Default under this Agreement has occurred and is continuing, Borrowers shall not be permitted to renew any LIBOR Loan as a LIBOR Loan or to convert any Prime Loan into a LIBOR Loan. If the Bank does not receive a Borrowing Notice for the continuation of an existing LIBOR Loan for a new subsequent Interest Period pursuant to the preceding sentence within the applicable time limits specified therein, Borrowers shall be deemed to have elected to convert such LIBOR Loan on the last day of the current Interest Period with respect thereto to a Prime Loan in the principal amount of such expiring LIBOR Loan on such date. All Loans which bear interest at a particular LIBOR Rate for a particular Interest Period shall constitute a single LIBOR Loan. Borrowers may not have outstanding and Banks shall not be obligated to make more than three (3) LIBOR Loans at any one time. A Borrowing Notice shall not be revocable by Borrowers.

VIRBAC CORPORATION                                                       PAGE 27

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT

         Subject to the terms and conditions hereof, provided that Bank has received the Borrowing Notice, Bank shall (unless Bank determines that any applicable condition specified in Section 4 has not been satisfied) pay to Borrowers, or any of them, the Loan proceeds of any new Loan in immediately available funds not later than 2:00 p.m. (St. Louis time) on the Business Day specified in said Borrowing Notice. Each of the Borrowers hereby authorizes Bank to reasonably rely on telephonic, telegraphic, telecopy, telex or written instructions of any person identifying himself as a person authorized to request a Loan or make a repayment hereunder, and on any signature which Bank believes to be genuine, and Borrowers shall be bound thereby in the same manner as if such person were actually authorized or such signature were genuine. Borrowers further request and authorize Bank, in Bank's sole and absolute discretion, to make a Prime Loan to Borrowers hereunder at the end of each day in which Borrowers shall have an overdraft (negative ledger balance) in Virbac's operating account (Account No. 9800801785) with Bank after crediting all deposits received in immediately available funds and debiting all withdrawals made and checks presented against such account and honored by Bank as of such date and after funding any advances to or receiving any collected balances on such day from the "zero balance" operating accounts of PM Resources (Account No. 9800802535), St. JON (Account No. 9800805419), Virbac AH (Account No. 9821908926) and Francodex (Account No. 9821909433) with Bank to cover withdrawals made and checks presented on such date and after crediting all deposits received in immediately available funds on such date, which Prime Loan shall be in the amount of such overdraft without any other request or authorization therefor from Borrowers and without notice to Borrowers. Similarly, Borrowers request that Bank apply any collected balances (after funding advances to or receiving collections from the "zero balance" accounts of PM Resources, St. JON, Virbac AH and Francodex) in excess of a mutually predetermined amount remaining at the end of any day in Virbac's operating account to the repayment of the principal balance of Borrowers' Obligations outstanding as Prime Loans under the Note. Borrowers also hereby agree jointly and severally to indemnify Bank and hold Bank harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, Attorneys' Fees) relating to or arising out of or in connection with the acceptance of instructions for making Loans or repayments hereunder. Contemporaneously with the execution of the Third Amendment (amending this Agreement), Borrowers shall execute and deliver to Bank a Note of Borrowers dated as of April 4, 2001 and payable jointly and severally to the order of Bank in the original principal amount of Twelve Million One Hundred Thousand Dollars ($12,100,000.00) in the form attached as Exhibit C to such Third Amendment and incorporated herein by reference (as the same may from time to time be amended, modified, extended or renewed, the "Note").

All references in the Loan Agreement and the other Transaction Documents to a "Borrowing Notice" and other references of similar import shall hereafter be amended and deemed to refer to a Borrowing Notice in the form of the Borrowing Notice, as amended and restated in the form attached hereto as Exhibit B.

VIRBAC CORPORATION                                                       PAGE 28

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT

         18. Section 3.4(b) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  (b) Each Facility B Loan and Facility C Loan shall bear interest prior to maturity at a rate per annum equal to such of the following as any of the Borrowers shall select in the applicable Borrowing Notice to Bank:

                           (i) the Prime Rate plus Floating Rate Margin, each in effect from time to time during the period when such Facility B Loan or such Facility C Loan is outstanding, with changes in the interest rate taking effect on the date a change in the Floating Rate Margin occurs pursuant to the definition thereof or the date a change in the Prime Rate is made effective generally by Bank; or

                           (ii) the LIBOR Rate applicable for an Interest Period selected by any Borrower for such Facility B Loan or such Facility C Loan in the Borrowing Notice applicable for such Facility B Loan or such Facility C Loan.

         19. Section 3.15 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  3.15 Commitment Fee. Borrowers shall jointly and severally pay to Bank on the fifteenth (15th) day following the end of each January, April, July and October during the Term of this Agreement and on the last day of the Term hereof, a commitment fee (the "Commitment Fee") in an amount equal to:

                           (a) One-Eighth of One Percent (0.125%) per annum, if Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be greater than or equal to 2.5 to 1.0 as determined pursuant to Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements, and

                           (b) Three-Sixteenths of One Percent (0.1875%) per annum, if Virbac's ratio of Consolidated EBITDA to Consolidated Debt Service shall be less than 2.5 to 1.0 as determined pursuant to
         Section 7.1(i)(i) by reference to Virbac's most recent quarter-end (or fiscal year-end) financial statements,

         calculated on the basis of the unused Bank's Commitment during the preceding fiscal quarter of Borrowers ending as of the last day of each January, April, July and October, which unused Bank's Commitment shall be arrived at by dividing the aggregate of the daily unused Bank's Commitment for each day of that quarter as of the close of each day by ninety (90) (or by the actual number of days for any partial quarter). Payment of the Commitment Fee is a condition precedent to Bank's

VIRBAC CORPORATION                                                       PAGE 29

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT

         obligations to make any new Loans hereunder.

         20. Section 3.16 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                  3.16 Maturity. All Loans not paid prior to July 31, 2003, together with all accrued and unpaid interest thereon, shall be due and payable on July 31, 2003 (as from time to time extended, if any, pursuant to this Section, the "Maturity Date"); provided, however, that in the event Bank, in its sole and absolute discretion, shall deliver to Borrowers a written notice signed by Bank on or before the date one year prior to the then current Maturity Date (and prior to any subsequent Maturity Date thereafter if extended under this Section 3.16) of Bank's intention to extend the term of this Agreement for an additional year, then the Maturity Date of this Agreement shall be extended for a period of one additional year following the then current Maturity Date. Following any such extension of the Maturity Date by Bank, all of the outstanding principal and all accrued and unpaid interest, fees and other amounts due under this Agreement and the Note shall be due and payable on such new Maturity Date, unless it is again extended by Bank, in its sole and absolute discretion, under the foregoing sentence.

         21. Section 7.1(i)(ii) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

                           (ii) Maintain a minimum Consolidated Net Worth at all times during the Term hereof of not less than the sum of: (A) Twenty-Seven Million Two Hundred Thousand Dollars ($27,200,000.00) , plus (B) Seventy-Five Percent (75%) of the Consolidated Net Income of Borrowers (with no deductions for any consolidated losses for any such fiscal year) shown on Borrowers' audited consolidated financial statements for each fiscal year, commencing with the fiscal year ending December 31, 2001, such required increases to be cumulative for each such fiscal year;

         22. The first sentence in Section 9.9 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

         Bank's books and records showing the account between Borrowers and Bank shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof thereof. Bank shall record, and prior to any transfer of any of its Notes shall endorse on the schedules forming a part thereof, appropriate notations to evidence (i) the date and amount of each conversion of any portion of any Facility B Loan or Facility C Loan to a LIBOR Loan and the principal amount, applicable LIBOR Rate, and the applicable Interest Period with respect thereto, and (ii) the date and amount of each payment of principal made by Borrowers with respect to each such Loan.

VIRBAC CORPORATION                                                       PAGE 30

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT

         23. In consideration of Bank's agreement to amend the Loan Agreement and Note as set forth herein, Borrowers agree to jointly and severally pay to Bank an amendment fee in the amount of $7,500.00, which amendment fee is due and payable on the date hereof and shall be fully earned on the date hereof.

         24. The agreements of Bank contained herein are expressly conditioned upon deliver by Borrowers of the following:

                  (a) the executed original of this Third Amendment to Credit Agreement;

                  (b)      the executed original of the amended and restated
Note;

                  (c) a copy of resolutions of the Board of Directors of each of the Borrowers, duly adopted, which authorize the execution, delivery and performance of this Third Amendment to Credit Agreement and the amended and restated Note and the other Transaction Documents, certified by the Secretary of each such Borrower;

                  (d) the written consent to these amendments signed by Ramon Mulholland as holder of the subordinated debt, which consent shall be in form and substance acceptable to Bank;

                  (e)      such other documents as Bank may reasonably request;
and

                  (f) payment by Borrowers of the amendment fee required under paragraph 23 above.

         25.      Borrowers hereby represent and warrant to Bank that:

                  (a) The execution, delivery and performance by Borrowers of this Third Amendment to Credit Agreement and the amended and restated Note are within the corporate powers of Borrowers, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official. The execution, delivery and performance by Borrowers of this Third Amendment to Credit Agreement and the amended and restated Note do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, and none of the Borrowers is now in default under or in violation of, the terms of the Articles of Incorporation or Bylaws of such Borrower, any applicable law, any rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality, or any agreement or instrument to which any of the Borrowers is a party or by which any of them is bound or to which any of them is subject;

VIRBAC CORPORATION                                                       PAGE 31

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT

                  (b) This Amendment to Credit Agreement and the amended and restated Note have been duly executed and delivered and constitute the legal, valid and binding obligations of Borrowers enforceable in accordance with their terms; and

                  (c) As of the date hereof, all of the covenants, representations and warranties of Borrowers set forth in the Loan Agreement are true and correct and no "Event of Default" (as defined therein) under or within the meaning of the Loan Agreement has occurred and is continuing.

         26. All references in the Loan Agreement to "this Agreement" and any other references of similar import shall henceforth mean the Loan Agreement as amended by this Third Amendment to Credit Agreement.

         27. This Third Amendment to Credit Agreement and the amended and restated Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrowers may not assign, transfer or delegate any of their rights or obligations hereunder.

         28. This Third Amendment to Credit Agreement and the amended and restated Note shall be governed by and construed in accordance with the internal laws of the State of Missouri.

         29. In the event of any inconsistency or conflict between this Third Amendment to Credit Agreement and the Loan Agreement, the terms, provisions and conditions of this Third Amendment to Credit Agreement shall govern and control.

         30. The Loan Agreement, as hereby amended and modified, and the amended and restated Note, as hereby amended and restated, are and shall remain the binding obligations of Borrowers and all of the provisions, terms, stipulations, conditions, covenants and powers contained therein shall stand and remain in full force and effect, except only as the same are herein and hereby specifically varied or amended, and the same are hereby ratified and confirmed. If any installment of principal or interest on the amended and restated Note shall not be paid when due as provided in the amended and restated Note, the holder of the amended and restated Note shall be entitled to and may exercise all rights and remedies under the amended and restated Note and the Loan Agreement, as amended.

         31. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWERS AND BANK FROM ANY MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWERS AND BANK COVERING SUCH MATTERS ARE CONTAINED IN THE LOAN AGREEMENT, AS AMENDED BY THIS AGREEMENT, WHICH CONSTITUTES A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWERS AND BANK EXCEPT AS BORROWERS AND BANK MAY LATER

VIRBAC CORPORATION                                                       PAGE 32

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT

AGREE IN WRITING TO MODIFY. THE LOAN AGREEMENT, AS AMENDED BY THIS AGREEMENT, EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first written above on this _____ day of April, 2001.

                                  VIRBAC CORPORATION
                                  PM RESOURCES, INC.
                                  ST. JON LABORATORIES, INC.
                                  VIRBAC AH, INC.
                                  FRANCODEX LABORATORIES, INC.



                                  By:
                                      -----------------------------------------
                                      Joseph Rougraff, Chief Financial Officer

                                  FIRST BANK



                                  By:
                                      -----------------------------------------
                                      Traci L. Dodson, Vice President

VIRBAC CORPORATION                                                       PAGE 33

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT

                          CONSENT TO THIRD AMENDMENT TO
                                CREDIT AGREEMENT

         The undersigned hereby consents to the terms of that certain Third Amendment to Credit Agreement (the "Amendment"), a copy of which has been provided to the undersigned, and the undersigned acknowledges that the execution and delivery by Virbac Corporation (formerly known as Agri-Nutrition Group Limited), PM Resources, Inc., Virbac AH, Inc., St. JON Laboratories, Inc. and Francodex Laboratories, Inc. of said Amendment will not affect or impair the undersigned's obligations to and agreements with Bank under that certain Subordination and Standby Agreement executed as of May 8, 1998 by the undersigned (and as of May 14, 1998 by the Borrowers) in favor of Bank (the "Subordination Agreement"), which obligations and agreements are hereby ratified and confirmed. The undersigned further acknowledges and agrees that (i) all references in the Subordination Agreement to the "Loan Agreement" and other references of similar import shall henceforth mean the amended and restated Credit Agreement dated as of September 7, 1999, as previously amended from time to time, as this date amended by the Amendment, and as the same may from time to time be further amended; and (ii) all references in the Subordination Agreement to the "Senior Indebtedness" and other references of similar import shall henceforth mean and include as Senior Indebtedness, the $12,100,000.00 amended and restated Revolving Credit Note, as the same may from time to time be further amended, and the Subordinated Indebtedness of the undersigned is and shall remain subordinated to such Senior Indebtedness.

Dated:  as of April 4, 2001.




                                              ---------------------------------
                                              Ramon A. Mulholland

VIRBAC CORPORATION                                                       PAGE 34

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT

                                    EXHIBIT A

                           BORROWING BASE CERTIFICATE


         This Borrowing Base Certificate is delivered pursuant to Section 3.1(d) of that certain Credit Agreement dated September 7, 1999, by and between Virbac Corporation, PM Resources, Inc., St. JON Laboratories, Inc., Virbac AH, Inc., Francodex Laboratories, Inc. and First Bank (as amended, the "Loan Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

         Borrowers hereby represent and warrant to Bank that the following information is true and correct as of _________________, 20__:

         1.   75% of face amount of Eligible Accounts of PM Resources            $
                                                                                  -------------

         2.   75% of face amount of Eligible Accounts of Virbac                  $
                                                                                  -------------

         3.   50% of Eligible Inventory of PM Resources, valued
              at the lower of cost or market                                     $
                                                                                  -------------

         4.   50% of Eligible Inventory of Virbac, valued
              at the lower of cost or market                                     $
                                                                                  -------------

         5.   Sum of Items 3 and 4 above, but not to exceed $4,000,000.00        $
                                                                                  -------------

         6.   Total Borrowing Base (sum of 1, 2 and 5 above not to exceed
              $8,000,000.00)                                                     $
                                                                                  -------------

         Borrowers hereby further represent and warrant to Bank that the following information is true and correct as of ______________________, 20___:

         7.   Aggregate principal amount of outstanding Facility A Loans         $
                                                                                  -------------

         8.   Aggregate face amount of outstanding Letters of Credit             $
                                                                                  -------------

VIRBAC CORPORATION                                                       PAGE 35

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT

         9.   Total Outstanding (Item 7 plus Item 8)                             $
                                                                                  -------------

         10.  Borrowing Base Excess (Deficit) (Item 6 minus Item 9)
              (Negative amount represents mandatory repayment)                   $
                                                                                  -------------


         If Item 10 above is negative, this Borrowing Base Certificate is accompanied by the mandatory repayment required by Section 3.1(e) of the Loan Agreement.


         11.  Maximum Available principal amount of Facility B Loans             $
                                                                                  -------------

         12.  Aggregate principal amount of outstanding Facility B Loans         $
                                                                                  -------------

         13.  Maximum Available principal amount of Facility C Loans             $
                                                                                  -------------

         14.  Aggregate principal amount of outstanding Facility C Loans         $
                                                                                  -------------


         This Borrowing Base Certificate is dated the _____ day of __________________, 20__.

                                   VIRBAC CORPORATION
                                   PM RESOURCES, INC.
                                   ST. JON LABORATORIES, INC.
                                   VIRBAC AH, INC.
                                   FRANCODEX LABORATORIES, INC.



                                   By:
                                       ----------------------------------------
                                       Joseph Rougraff, Chief Financial Officer

VIRBAC CORPORATION                                                       PAGE 36

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT


                                    EXHIBIT B

                             [Borrowers' Letterhead]
                                     [Date]


First Bank
135 North Meramec
Clayton, Missouri 63105
Attention: Traci L. Dodson, Vice President

              Re:  Credit Agreement dated September 7, 1999
                   (as from time to time amended, the "Agreement")

Gentlemen:

         Pursuant to the Agreement, the undersigned desire to (check one):

   ______ Borrow on _________________, ______, an aggregate principal amount of $____________ as a (check one) ____ Facility A Loan, or ____ Facility B Loan, or ____ Facility C Loan, and if a Facility B Loan or Facility C Loan, such Loan shall be (check one) ____ a Prime Loan or ____ a LIBOR Loan for an Interest Period of ____ months.

OR

   ______ Convert $_________________ of its outstanding Prime Loans under (check one) ____ Facility B or ____ Facility C on
              __________________, _____ to a LIBOR Loan for an Interest Period of ______________ months.

OR

   ______ Convert $_____________ of its LIBOR Loan under (check one) ____ Facility B or ____ Facility C with an Interest Period expiring on _____________, ______ to a Prime Loan on such date and to extend $________________ of such LIBOR Loan under (check one) ____ Facility B or ____ Facility C as a new LIBOR Loan for an Interest Period of _____ months commencing on such date.

VIRBAC CORPORATION                                                       PAGE 37

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT


                  Accordingly, the undersigned request that you make available to the undersigned said amount on said date.

         The undersigned hereby represent and warrant to you that as of the date hereof all of the representations and warranties of each of the undersigned contained in the Agreement are true and correct and no Default or Event of Default (as defined in the Agreement) has occurred and is continuing, and that no such Default or Event of Default will result from the loan requested hereby.

                                   Very truly yours,

                                   VIRBAC CORPORATION
                                   PM RESOURCES, INC.
                                   ST. JON LABORATORIES, INC.
                                   VIRBAC AH, INC.
                                   FRANCODEX LABORATORIES, INC.



                                   By:
                                       ----------------------------------------
                                       Joseph Rougraff, Chief Financial Officer

VIRBAC CORPORATION                                                       PAGE 38

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT


                                    EXHIBIT C

                              Revolving Credit Note


$12,100,000.00                                               St. Louis, Missouri
                                                                   April 4, 2001


         FOR VALUE RECEIVED, on July 31, 2003 (or such subsequent anniversary thereof as determined pursuant to Section 3.16 of the Loan Agreement (hereinafter identified)), the undersigned, VIRBAC CORPORATION, a Delaware corporation (formerly known as Agri-Nutrition Group Limited), PM RESOURCES, INC., a Missouri corporation, ST. JON LABORATORIES, INC., a California corporation, FRANCODEX LABORATORIES, INC., a Kansas corporation and VIRBAC AH, INC., a Delaware corporation (collectively, the "Borrowers"), hereby jointly and severally promise to pay to the order of FIRST BANK, a Missouri state banking corporation ("Bank"), the principal sum of Twelve Million One Hundred Thousand Dollars ($12,100,000.00), or such lesser sum as may then be outstanding hereunder. The aggregate principal amount which Bank shall be committed to have outstanding under Facility A hereunder at any one time shall not exceed the lesser of (i) Eight Million Dollars ($8,000,000.00), or (ii) the "Borrowing Base" (as defined in the Loan Agreement (as hereinafter defined)), which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions hereof and of the Loan Agreement hereinafter identified. The aggregate principal amount which Bank shall be committed to have outstanding under Facility B hereunder at any one time shall not exceed Three Million One Hundred Thousand Dollars ($3,100,000.00) as reduced from time to time pursuant to Section 3.1(b) of the Loan Agreement hereinafter identified, which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions hereof and of the Loan Agreement hereinafter identified. The aggregate principal amount which Bank shall be committed to have outstanding under Facility C hereunder at any one time shall not exceed One Million Dollars ($1,000,000.00) as reduced from time to time pursuant to Section 3.1(g) of the Loan Agreement hereinafter identified, which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions hereof and of the Loan Agreement hereinafter identified.

         Borrowers further jointly and severally promise to pay to the order of Bank interest on the principal amount from time to time outstanding hereunder prior to maturity from the date disbursed until paid at the rate or rates per annum required by the Loan Agreement or otherwise selected by any of the Borrowers as set forth in the Loan Agreement. All accrued and unpaid interest with respect to each principal disbursement made hereunder shall be payable on the dates set forth in Section 3.6 of the Loan Agreement and at the maturity of this Note, whether by reason of acceleration or otherwise. After the maturity of this Note, whether by reason of acceleration or otherwise, interest shall accrue and be payable on demand on the entire outstanding principal balance hereunder until paid at a rate per annum equal to Three and One-Half Percent (3.50%) over and

VIRBAC CORPORATION                                                       PAGE 39

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT

above the Prime Rate, fluctuating as and when said Prime Rate shall change. All payments hereunder (other than prepayments) shall be applied first to the payment of all accrued and unpaid interest, with the balance, if any, to be applied to the payment of principal. All prepayments hereunder shall be applied solely to the payment of principal.

         All payments of principal and interest hereunder shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Bank situated at 135 North Meramec, Clayton, Missouri 63105, or at such other place as the holder hereof shall designate in writing. Interest shall be computed on an actual day, 360-day year basis.

         Bank may record the date and amount of all loans and all payments of principal and interest hereunder in the records it maintains with respect thereto. Bank's books and records showing the account between Bank and Borrowers shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

         This Note is the Note referred to in that certain Credit Agreement dated as of September 7, 1999 made by and between Borrowers and Bank (as the same may from time to time be amended, the "Loan Agreement"), to which Loan Agreement reference is hereby made for a statement of the terms and conditions upon which the maturity of this Note may be accelerated, and for other terms and conditions, including prepayment, which may affect this Note. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

         This Note is secured by that certain Security Agreement dated as of May 14, 1998 executed by Virbac Corporation in favor of Bank, by that certain Security Agreement dated as of May 14, 1998 and executed by PM Resources, Inc. in favor of Bank, by that certain Security Agreement dated as of May 14, 1998 executed by St. JON Laboratories, Inc. in favor of Bank, by that certain Security Agreement dated as of September 7, 1999 and executed by Virbac AH, Inc. in favor of Bank and by that certain Security Agreement dated as of September 7, 1999 executed by Francodex Laboratories, Inc. in favor of Bank (as the same may from time to time be amended, the "Security Agreements"), to which Security Agreements reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.

         This Note is also secured by that certain Deed of Trust and Security Agreement dated September 9, 1993 and executed by PM Resources, Inc. in favor of Katherine D. Knocke, as trustee for Bank (as the same may from time to time be amended, the "Deed of Trust"), to which Deed of Trust reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.

         This Note is also secured by that certain Agreement of Pledge dated as of September 7, 1999 and executed by Virbac Corporation in favor of Bank and by that certain Agreement of Pledge dated as of September 7, 1999 and executed by Virbac AH, Inc. in favor of Bank (collectively, as the same may from time to time be amended, the "Pledge Agreements"), to which Pledge Agreements reference is hereby made for a description of the additional security and a statement of the terms and

VIRBAC CORPORATION                                                       PAGE 40

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT


conditions upon which this Note is further secured.

         If any of the Borrowers shall fail to make any payment of any principal of or interest on this Note as and when the same shall become due and payable, or if an "Event of Default" (as defined therein) shall occur under or within the meaning of the Loan Agreement, any of the Security Agreements, the Deed of Trust or any of the Pledge Agreements, Bank may, at its option, terminate its obligation to make any additional loans under this Note and Bank may further declare the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon to be immediately due and payable.

         In the event that any payment of any principal of or interest on this Note shall not be paid when due, whether by reason of acceleration or otherwise, and this Note shall be placed in the hands of an attorney or attorneys for collection or for foreclosure of any of the Security Agreements, the Deed of Trust or any of the Pledge Agreements securing payment hereof or for representation of Bank in connection with bankruptcy or insolvency proceedings relating hereto, Borrowers jointly and severally promise to pay, in addition to all other amounts otherwise due hereon, the reasonable costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof). All parties hereto severally waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

         This Note shall be governed by and construed in accordance with the internal laws of the State of Missouri.

                                    VIRBAC CORPORATION


                                    By:
                                       ----------------------------------------
                                       Joseph Rougraff, Chief Financial Officer


                                    PM RESOURCES, INC.


                                    By:
                                       ----------------------------------------
                                       Joseph Rougraff, Chief Financial Officer

VIRBAC CORPORATION                                                       PAGE 41

                     EXHIBIT I - CREDIT AGREEMENT AMENDMENT


                                    ST. JON LABORATORIES, INC.


                                    By:
                                       ----------------------------------------
                                       Joseph Rougraff, Chief Financial Officer


                                    VIRBAC AH, INC.


                                    By:
                                       ----------------------------------------
                                       Joseph Rougraff, Chief Financial Officer


                                    FRANCODEX LABORATORIES, INC.


                                    By:
                                       ----------------------------------------
                                       Joseph Rougraff, Chief Financial Officer